October 12, 2001




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

To whom it may concern:

We have read and agree with the comments in Item
4 of Form 8-K of Landmark Bancorp, Inc.
(Commission File Number 62466) dated October
11, 2001.

				Yours very truly,




				Albert R. Denny, Partner
				for Regier Carr & Monroe, L.L.P.

cc:	Landmark Bancorp, Inc.